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EXHIBIT 3.2

SECRETARY’S CERTIFICATE

AMENDMENT TO SECTION 7.1 OF BYLAWS OF DOWNEY FINANCIAL CORP.

          I, Jon A. MacDonald hereby certify that:

1.           I am the duly designated and acting Corporate Secretary of Downey Financial Corp. (“the Company”), a Delaware corporation.

2.           At a duly authorized meeting of the Board of Directors of the Company held on June 27, 2007, a quorum of Directors being present and voting throughout the meeting, an amendment to Section 7.1 of the Company’s Bylaws was adopted.

3.           Set forth below is a true and correct copy of the amended Section 7.1 of the Company’s Bylaws as adopted by the Board of Directors at its meeting held on June 27, 2007.

                    SECTION 7.1 Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Chief Financial Officer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

         that the Corporation is organized under the laws of the State of Delaware;
         the name of the person to whom issued;
         the number and class of shares and the designation of the series, if any, which such certificate represents; and
         the par value of each share represented by such certificate, or a statement that such shares are without par value.

                    Notwithstanding any other provision of these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

4.           Such Bylaws are in full force and effect and have not been rescinded; nor have such Bylaws been amended, except as described above.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of July 2007.

/s/ Jon A. MacDonald Jon A. MacDonald, Corporate Secretary

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